UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: November 12, 2014

(Date of earliest event reported)

INTERNATIONAL BUSINESS MACHINES CORPORATION

(Exact name of registrant as specified in its charter)

New York	1-2360	13-0871985
(State of Incorporation)	(Commission File Number)	(IRS employer Identification No.)

ARMONK, NEW YORK	10504
(Address of principal executive offices)	(Zip Code)

914-499-1900

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

IBM senior executives are meeting with investors at conferences this week, and are prepared to provide the following information, which is hereby filed:

•                  The company expects to end the year with a non-financing (core) debt level that is fairly consistent with year-end 2013, though the core debt-to-cap ratio will be up year to year. This expected year-end debt level would be approximately one billion dollars higher than the balance at the end of 2007, which is the year the company added debt to the capital structure of the non-financing business.

These materials may contain forward looking statements under the Private Securities Litigation Reform Act of 1995, which statements involve numerous factors that could cause actual results to differ materially. Additional information about those factors is contained in IBM’s filings with the SEC, available from the SEC, IBM’s web site or IBM’s Investor Relations.

IBM’s web site (www.ibm.com) contains a significant amount of information about IBM, including financial and other information for investors (www.ibm.com/investor/).  IBM encourages investors to visit its various web sites from time to time, as information is updated and new information is posted.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: November 12, 2014

	By:	/s/ James J. Kavanaugh
James J. Kavanaugh
Vice President and Controller
(Principal Accounting Officer)